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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................



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CONTACT:
--------
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:
----------------------

                   WYSER-PRATTE/SPEAR, LEEDS WECOMES HUNTSMAN
              ANNOUNCEMENT REGARDING FINANCING FOR REXENE PURCHASE

NEW YORK, NEW YORK, April 24, 1997 -- This afternoon, the Huntsman Corporation met a challenge issued in a letter by Rexene CEO Andrew Smith, proving that the Utah-based chemical giant was capable of financing its offer to purchase the outstanding shares of Rexene Corporation.

Responding to the announcement, Guy P. Wyser-Pratte of Wyser-Pratte & Co. and Fred Kambeitz of Speer, Leeds and Kellogg said, "While we believe that Huntsman's track record of successful acquisitions was in itself sufficient evidence of its capabilities, we are very pleased with this statement. Huntsman's announcement that it is backed by no fewer than three major financial institutions shows beyond any doubt that it has the resources to complete this transaction."

Mr. Wyser-Pratte and Mr. Kambeitz concluded, "For almost half a year, Rexene's Board questioned Huntsman's ability to finance an acquisition of the Company. Today's announcement -- in the face of a prolonged campaign of misinformation -- puts an end to that issue. It is time for everyone to get down to business."

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